EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30519) of the FirstBank Northwest 401(k) Plan of our report dated May 9, 2003 relating to the financial statements and financial statement schedules of the FirstBank Northwest 401 (k) Plan, which appears in the FirstBank Northwest 401 (k) Plan's Annual Report on Form 11-K for the year ended December 31, 2002.




/s/ MOSS ADAMS, LLP


Spokane, Washington
June 27, 2003